Exhibit 10.1

May 30, 2006

Rhapsody Acquisition Corp.

10 East 53rd Street, 35th Floor

New York, New York 10022

EarlyBirdCapital, Inc.

275 Madison Avenue

Suite 1203

New York, New York 10016

Re:     Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and director of Rhapsody Acquisition Corp. (“Company”), in consideration of EarlyBirdCapital, Inc. (“EBC”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company

Rhapsody Acquisition Corp.

EarlyBirdCapital, Inc.

May 30, 2006

and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, Crescendo Advisors II LLC (“Related Party”), shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

Rhapsody Acquisition Corp.

EarlyBirdCapital, Inc.

May 30, 2006

7. The undersigned will escrow all of his Insider Shares acquired prior to the IPO until the first anniversary of the Company’s consummation of a Business Combination subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be the Chairman of the Board, Chief Executive Officer and President of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and EBC and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and EBC and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chairman of the Board, Chief Executive Officer and President of the Company.

10. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

Rhapsody Acquisition Corp.

EarlyBirdCapital, Inc.

May 30, 2006

11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to EBC and its legal representatives or agents (including any investigative search firm retained by EBC) any information they may have about the undersigned’s background and finances (“Information”). Neither EBC nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and EBC and appoint a substitute agent acceptable to each of the Company and EBC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

14. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

Rhapsody Acquisition Corp.

EarlyBirdCapital, Inc.

May 30, 2006

Eric S. Rosenfeld
Print Name of Insider

/s/ Eric S. Rosenfeld
Signature

Exhibit A

Eric S. Rosenfeld has been our chairman of the board, chief executive officer and president since our inception. Mr. Rosenfeld has been the chairman of the board, chief executive officer and president of Arpeggio Acquisition Corporation, an OTC Bulletin Board-listed blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business, since its inception in April 2004. Mr. Rosenfeld has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. He has also been the Senior Managing Member of Crescendo Advisors II LLC, the entity providing us with general and administrative services, since its formation in August 2000. Prior to forming Crescendo Partners, Mr. Rosenfeld had been Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. since 1985. He was also Chairman of the Board of Spar Aerospace Limited, a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines, from May 1999 through November 2001, until its sale to L-3 Communications. He served as a director of Hip Interactive, a Toronto Stock Exchange-listed company that distributes and develops electronic entertainment products, from November 2004 until July 2005. Mr. Rosenfeld also served as a director of AD OPT Technologies Inc., which was a Toronto Stock Exchange-listed company from April 2003 to November 2004, when it was acquired by Kronos Inc. Mr. Rosenfeld also served as a director and head of the special committee of Pivotal Corporation, a Canadian based customer relations management software company that was sold to chinadotcom in February 2004. Mr. Rosenfeld is currently Chairman of the Board of CPI Aerostructures, Inc., an American Stock Exchange-listed company engaged in the contract production of structural aircraft parts principally for the United States Air Force and other branches of the U.S. armed forces. He became Chairman in January 2005 and a director in April 2003. He has been the Chairman of the Board of Computer Horizons Corp., a Nasdaq listed company, providing IT professional services with a concentration in sourcing and managed services since October 2005. He has been a director of Sierra Systems Group, Inc., a Toronto Stock Exchange-listed information technology, management consulting and systems integration firm based in Canada since October 2003, a director of Emergis Inc., a Toronto Stock Exchange-listed company that enables the electronic processing of transactions in the finance and healthcare industries, since July 2004, and was a director of Geac Computer Corporation Limited, a Toronto Stock Exchange and Nasdaq listed software company that was recently acquired by another company, from October 2005 through March 2006. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a faculty member at the Director’s College. He has also been a regular guest host on CNBC. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School.